PEOPLES BANK CORPORATION OF INDIANAPOLIS
                        1996 DIRECTORS STOCK OPTION PLAN


          1. Purpose. The purpose of the Peoples Bank Corporation of Indianapolis 1996 Directors Stock Option Plan (the "Plan") is to provide to outside directors of Peoples Bank Corporation of Indianapolis (the "Corporation") the opportunity to acquire Nonvoting Common Stock, without par value, of the Corporation ("Nonvoting Common Shares"), thereby better enabling the Corporation to attract and retain capable directors.

          2. Interpretation of the Plan. The Plan shall be construed and interpreted by the members of the Board of Directors of the Corporation (the "Board") who are also employees of the Corporation or employees of a subsidiary of the Corporation. (Such members shall be referred to as the "Committee"). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act (a) at a meeting at which a majority of the members of the Committee is present, (b) by simultaneous telephonic communication, or (c) by a written consent signed by all members of the Committee. The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the interpretation and construction of the Plan.

         3. Option Grant Formula. Directors of the Corporation who are not employed by the Corporation ("Outside Directors") shall be


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eligible for grants of  non-qualified  stock options  under this Plan.  Upon the date on which this Plan is adopted, the Corporation shall provide to each Outside Director still serving as a director of the Corporation on such date a non-qualified option to purchase four hundred (400) shares of Nonvoting Common Shares. On April 1, 1997 and on each April 1 thereafter while there are still shares reserved under the Plan for which options have not been granted (the initial date on which non-qualified stock options are granted under this Plan and each April 1 thereafter shall each be referred to as a "Grant Date"), the Corporation shall grant to each Outside Director serving as a director of the Corporation on each Grant Date on and after April 1, 1997 a non-qualified option to purchase a number of shares of Nonvoting Common Shares with an aggregate fair market value (as determined below at the Grant Date) equal to the amount determined by multiplying:

                  (a)      15%, by

                  (b)      the sum of:

                           (i) the Outside Director's annual retainer in effect on the Grant Date; and

                           (ii) fourteen (14) times the Board's regular meeting fee in effect on the Grant Date, rounded to the nearest whole share. The option price per share shall be equal to the fair market value of a share of the Nonvoting Common Shares on the Grant Date. For purposes of this Plan, fair market value of a Nonvoting Common Share shall be equal to the mean between the high and low sales prices of the Nonvoting Common

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Shares as  reported in The Wall Street  Journal for the  applicable  Grant Date;
provided, however, that notwithstanding anything contained in this Plan to the contrary, if a Grant Date falls on a day on which Nonvoting Common Shares are not traded, such Grant Date shall instead be the first day following such Grant Date on which shares of Nonvoting Common Shares are traded; provided, further, that if on a Grant Date the number of remaining shares available for option grants is not large enough to grant each Outside Director with an option to acquire a number of Nonvoting Common Shares determined under the formula above, the number of shares covered by the final option for each Outside Director shall be reduced proportionately to the nearest whole share so that the number of shares granted under the Plan does not exceed the number of shares reserved under Section 4 hereof.

          4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of options granted under the Plan, Ten Thousand (10,000) of the Corporation's Nonvoting Common Shares which may be authorized but unissued shares of the Corporation. Subject to Section 6 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan.


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          5.      Terms of Option.  Each option granted under the Plan
shall be subject to the following terms and conditions.

                  (a) Period for Exercise of Option. An option shall only be exercisable for the period beginning on the Grant Date of the date of grant and ending on the day immediately following the tenth (10th) year anniversary of the date of grant; provided, however, that no option shall be exercisable prior to the six (6) month anniversary of the date on which the Plan is approved by the voting shareholders of the Corporation.

                  (b) Exercise of Options. The option price of each share of stock purchased upon exercise of an option shall be paid in full (1) in cash at the time of such exercise, (2) if the optionee may do so without violating ss. 16(b) of the 1934 Act and subject to approval by the Committee, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash, or (3) by tendering to the Corporation whole shares of the Nonvoting Common Shares owned by him or any combination of whole shares of Nonvoting Common Shares owned by him and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, the fair market value of the shares tendered by the optionee shall be computed as of the exercise date in

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         the  same  manner  as  set  forth  in  Section  3 with  respect  to the determination of the option price. An option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option.

                  (c) Termination of Option. If an optionee ceases to be a director of the Corporation for any reason other than the optionee's death, and except as provided below, any option granted to the optionee may be exercised by him in whole or in part at any time until the expiration of the period prescribed by subsection (a) of this Section
         5. In the event of the death of an optionee before the expiration of the term of any outstanding options, any unexpired option granted to the optionee may be exercised in whole or in part at any time after the date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of a one (1) year period immediately following the date of his or her death, but in no event may the option be exercised after the expiration of the option term as prescribed by subsection (a) of this Section 5. An option shall terminate if this Plan is not approved by the shareholders of the Corporation within one (1) year of the date on which the Plan is adopted.


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                  (d)  Nontransferability  of  Option.  An  option  may  not  be transferred by the optionee otherwise than by will or the laws of descent and distribution during his lifetime, and shall be exercisable by the optionee only.

                  (e) Agreement. Each option grant shall be evidenced by an agreement between the optionee and the Corporation.

                  (f) Certificates. The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An optionee shall not have any rights of a shareholder in respect to the Nonvoting Common Shares subject to an option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Corporation shall pay cash in lieu thereof.

                  (g) No Right to Continued Service. Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue his or her status as a director of the Corporation or affect any rights the shareholders of the Corporation may have to terminate his status as a director at any time.


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          6.  Adjustment  of  Shares.  In the  event  of any  change  after  the effective date of the Plan in the outstanding stock of the Corporation by reason
of  any   reorganization,   recapitalization,   stock  split,   stock  dividend,
combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. Any such determination of the Committee hereunder shall be conclusive.

         7. Amendment. The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the optionee, the terms and provisions of his option, except that without approval by the voting shareholders of the Corporation:

                  (a) amendments will not be made which would cause the Plan or transaction by directors thereunder to cease to comply with Rule 16b-3 promulgated under the 1934 Act, or any successor rule; and

                  (b) the number of shares subject to options to be granted to Outside Directors or the date of grant or the exercise price and other terms thereof shall not be changed

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         except as provided in Section 6 hereof; provided,  further, that if and only to the extent required by Rule 16b-3 under the 1934 Act, as in effect from time to time, under no circumstances may the Plan be amended more than once every six (6) months.

         No amendment of the Plan, however, may, without the consent of the optionees, make any changes in any outstanding options theretofore granted under the Plan which would adversely affect the rights of such optionees.

         8. Termination. The Board of Directors of the Corporation may terminate the Plan at any time and no option shall be granted thereafter; provided, however, that the Plan shall automatically terminate when options covering all shares reserved under the Plan have been granted. Such termination, however, shall not affect the validity of any option theretofore granted under the Plan.

         9. Successors. The Plan shall be binding upon the successors and assigns of the Corporation.

         10. Governing Law. The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

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         11.   Government  and  Other   Regulations.   The  obligations  of  the
Corporation to issue or transfer and deliver shares under options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

         12. Investment Representations. Unless the shares subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all Nonvoting Common Shares purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof. Unless the shares subject to an option are registered under applicable federal and state securities laws, each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the Nonvoting Common Shares are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representations and restrictions.


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         13.  Effective Date. The Plan shall become effective when it shall have been approved by the Corporation's Board; provided, however, that the granting of any options under the Plan is conditional upon the approval of the Plan by the holders of at least a majority of the voting common shares of the Corporation voting in person or by proxy at a duly constituted meeting, or adjournment thereof, held before the one (1) year anniversary of the date on which this Plan is adopted by the Board, and the options granted pursuant to the Plan may not be exercised until the Board has been advised by counsel that such approval has been obtained and all other applicable legal requirements have been met; provided, further, that if such shareholder approval does not occur before the one (1) year anniversary of the date on which the Board approves the Plan, the Plan and all outstanding options shall be deemed terminated.

         This Plan has been approved by the Board of Directors of Peoples Bank Corporation of Indianapolis on this 20th day of June, 1996.

                                              PEOPLES BANK CORPORATION OF
                                              INDIANAPOLIS



                                              By: /s/ William E. McWhirter
                                                  -----------------------------
                                                       William E. McWhirter,
                                                       President and Chief
                                                       Executive Officer






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